UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2024

DYNATRACE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-39010	47-2386428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116
Waltham,	Massachusetts	02451
(Address of principal executive offices)		(Zip Code)
(781) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described in Item 5.07 below, at the annual meeting of stockholders (the "Annual Meeting") of Dynatrace, Inc. (the "Company") held on August 23, 2024, upon the recommendation of the Board of Directors of the Company (the "Board"), the Company's stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to limit the liability of certain officers of the Company in certain circumstances as permitted pursuant to amendments to Delaware law.

On August 23, 2024, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware and the Certificate of Amendment became effective upon filing.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 23, 2024, the Company held the Annual Meeting to consider and vote on the four proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 9, 2024 (the "Proxy Statement"). The final voting results are set forth below.

Proposal 1 – Election of Directors

The stockholders elected each of the two persons named below to serve as a Class II director of the Board for a three-year term that expires at the Company’s annual meeting of stockholders in 2027 and until their successor has been duly elected and qualified, subject to their earlier resignation or removal. The results of such vote were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Jill Ward	172,403,500	79,398,863	16,355,912
Kirsten O. Wolberg	182,664,743	69,137,620	16,355,912

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
258,723,413	9,061,447	373,415	0

Proposal 3 – Non-Binding Advisory Vote to Approve the Compensation of Named Executive Officers

The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
235,341,627	15,554,593	906,143	16,355,912

Proposal 4 - Approval of the Certificate of Amendment to limit the liability of certain officers of the Company in certain circumstances as permitted pursuant to amendments to the Delaware General Corporation Law

The stockholders approved the Certificate of Amendment to limit the liability of certain officers of the Company in certain circumstances as permitted pursuant to amendments to Delaware law. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
226,896,391	24,644,497	261,475	16,355,912

No other matters were brought before the Annual Meeting and no other votes were held.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated August 23, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2024	DYNATRACE, INC.

	By:	/s/ Nicole Fitzpatrick
Name: Nicole Fitzpatrick
Title: Executive Vice President, Chief Legal Officer & Secretary